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                                                                      EXHIBIT 24

                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Herbold and William R. Nenkom, or either of them, his attorneys-in-fact, for him in any and all capacities, to sign the Registration Statement on Form S-4 in connection with the issuance of shares of Microsoft Corporation common stock to stockholders of Intuit Inc.
and to sign any pre-effective or post-effective amendments to the Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

                SIGNATURE                       DATE
                ---------                       ----

                /s/ WILLIAM H. GATES            January 28, 1995
                -------------------------
                William H. Gates



                /s/ PAUL G. ALLEN               January 28, 1995
                -------------------------
                Paul G. Allen



                /s/ RICHARD A. HACKBORN         January 28, 1995
                -------------------------
                Richard A. Hackborn



                /s/ DAVID F. MARQUARDT          January 28, 1995
                -------------------------
                David F. Marquardt



                /s/ ROBERT D. O'BRIEN           January 28, 1995
                -------------------------
                Robert D. O'Brien



                /s/ WILLIAM G. REED, JR.        January 28, 1995
                -------------------------
                William G. Reed, Jr.



                /s/ JON A. SHIRLEY              January 28, 1995
                -------------------------
                Jon A. Shirley